Exhibit 99.1

Applied Biotech, Inc. and Subsidiary

Financial Statements
For the Nine Months Ended June 30, 2003

Applied Biotech, Inc. and Subsidiary

Independent Auditors’ Report

To the Board of Directors

Applied Biotech, Inc.:

We have audited the accompanying consolidated balance sheet of Applied Biotech, Inc. and subsidiary (a wholly-owned subsidiary of Apogent Technologies, Inc.) (the “Company”) as of June 30, 2003, and the related consolidated statements of operations, stockholder’s equity and cash flows for the nine months ended June 30, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Applied Biotech, Inc. and subsidiary as of June 30, 2003 and the results of their operations and their cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States of America.

The Company is a subsidiary of Apogent Technologies, Inc. (“Apogent”).  The Company relies on Apogent for administrative, cash management and other services, including financing.  The financial position, results of operations and cash flows of the Company differ from those that would have resulted had Applied Biotech, Inc. operated autonomously or as an entity independent of Apogent.  See Note 1 for further explanations regarding allocations of expenses from Apogent to the Company and other related information.

Boston, Massachusetts

August 21, 2003 (except for the matter
disclosed in Note 13, for which the date is
August 27, 2003)

Applied Biotech, Inc. and Subsidiary

Consolidated Balance Sheet

June 30,	2003

Assets

Current assets:
Cash	$—
Accounts receivable, net of allowances for doubtful accounts of approximately $2,385,000	8,287,235
Inventories (Note 3)	5,564,907
Prepaid expenses	155,666
Income tax refund receivable	497,213
Deferred tax asset (Note 6)	1,738,700
Total current assets	16,243,721

Property and equipment:
Machinery and equipment	6,172,292
Leasehold improvements	1,721,037
Construction-in-progress	511,485
Vehicle	70,326
8,475,140

Less accumulated depreciation and amortization	(3,171,089)
Property and equipment, net	5,304,051

Deferred tax asset (Note 6)	1,914,060

Other assets:
Goodwill (Notes 2 and 5)	—
Intangibles, net (Notes 2 and 5)	11,738,835
Total other assets	11,738,835
$35,200,667
Liabilities and Stockholder’s Equity

Current liabilities:
Accounts payable	$1,322,422
Accrued expenses (Note 4)	938,149
Royalties payable (Note 7)	2,828,575
Income taxes payable	697,213
Total current liabilities	5,786,359
Deferred tax liability (Note 6)	4,377,842
Total liabilities	10,164,201

Commitments and contingencies (Notes 7 and 9)

Stockholder’s equity:
Net advances from parent and affiliates (Note 1)	81,078,157
Accumulated deficit	(56,041,691)
Total stockholder’s equity	25,036,466
$35,200,667

See accompanying notes to consolidated financial statements.

Applied Biotech, Inc. and Subsidiary

Consolidated Statement of Operations

Nine months ended June 30,	2003

Net sales (Note 10)	$21,809,662

Cost of sales	16,192,416

Gross margin	5,617,246

Operating expenses:
Sales and marketing	1,157,321
General and administrative	4,634,867
Research and development	1,020,087
Noncash charge related to asset impairment (Notes 2 and 5)	56,422,523
Restructuring charge (Note 12)	851,868

Total operating expenses	64,086,666

Operating loss	(58,469,420)

Other expense, net	(50,155)

Loss before income tax benefit	(58,519,575)

Income tax benefit (Note 6)	5,617,015

Net loss	$(52,902,560)

See accompanying notes to consolidated financial statements.

Applied Biotech, Inc. and Subsidiary

Consolidated Statement of Stockholder’s Equity

Nine months ended June 30, 2003	Net Advances from Parent and Affiliates	Accumulated Deficit	Total Stockholder’s Equity

Balance at September 30, 2002	$83,065,673	$(3,139,131)	$79,926,542

Net contributions to parent and affiliates (Note 10)	(1,987,516)	—	(1,987,516)

Net loss	—	(52,902,560)	(52,902,560)

Balance at June 30, 2003	$81,078,157	$(56,041,691)	$25,036,466

See accompanying notes to consolidated financial statements.

Applied Biotech, Inc. and Subsidiary

Consolidated Statement of Cash Flows

Nine months ended June 30,	2003

Cash flows from operating activities:
Net loss	$(52,902,560)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,666,411
Noncash charge related to asset impairment	56,422,523
Gain on sale of fixed assets	5,692
Deferred income tax benefit	5,617,015
Changes in operating assets and liabilities:
Accounts receivable	2,559,095
Inventories	501,151
Prepaid expenses and other assets	30,048
Accounts payable	(1,619,436)
Accrued expenses	53,405
Royalties payable	312,549

Net cash provided by operating activities	2,411,863

Cash flows from investing activities:
Capital expenditures	(876,986)
Proceeds from sale of equipment	171,797
Decrease in other assets	280,842

Net cash used in investing activities	(424,347)

Cash flow from financing activities:
Net cash contributions to parent and affiliates	(1,987,516)

Net cash used for financing activities	(1,987,516)

Net increase (decrease) in cash	—

Cash and cash equivalents, beginning of year	—

Cash and cash equivalents, end of year	$—

Supplemental disclosures of noncash activities:
Noncash disposal of equipment	$69,191

See accompanying notes to consolidated financial statements.

Applied Biotech, Inc. and Subsidiary

Notes to Consolidated Financial Statements

1.	Operations

Applied Biotech, Inc. and subsidiary (“ABI” or the “Company”), a wholly owned subsidiary of Apogent Technologies, Inc. (“Apogent”), is a leading developer, manufacturer and marketer of point-of-care and rapid diagnostic tests.  The Company’s products focus on detection of drug abuse, pregnancy/fertility and infectious disease.  This transaction was accounted for as a purchase in accordance with Accounting Principles Board (“APB”) Opinion No. 16 and resulted in $34,159,410 of goodwill and $19,218,541 of acquired intangible assets, which were included on ABI’s balance sheet since the date of its acquisition by Apogent (“push down” basis of accounting).

On November 19, 2001, the Company acquired certain assets and assumed certain liabilities of Forefront Diagnostics, Inc. (“Forefront”) for cash.  The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.”  During the nine months ended June 30, 2003, Apogent received approximately $825,000 from the former owners of Forefront as settlement on certain holdback items included as part of the original asset purchase agreement.  This amount was recorded as a reduction to the Company’s goodwill.

On August 27, 2003, the Company was acquired by Inverness Medical Innovations, Inc. See Note 13.

The Company’s costs and expenses in the accompanying combined financial statements include certain allocations from Apogent for executive, legal, accounting, treasury, real estate, information technology, merger and integration costs and other Apogent corporate services and infrastructure costs because specific identification of all such expenses is not practicable.  The total corporate services allocation to the Company from Apogent was $690,775 in 2003.  This amount is included in general and administrative expense in the accompanying statement of operations.  The expense allocation was determined on a basis that Apogent and the Company considered to be reasonable reflections of the utilization of services provided or the benefit received by the Company using ratios that are primarily based on the Company’s revenues compared to Apogent’s domestic operations as a whole.  The Company also participates in Apogent’s cash management program whereby excess cash is transferred to and from each entity to support each entity’s operations.  All net cash advances are reflected as a component of net advances from parent and affiliate on the accompanying consolidated balance sheet.  The financial information included herein may not necessarily reflect the financial position and results of operations of ABI in the future or what these amounts would have been had it been a separate, stand-alone entity during the period presented.  Management believes that if the Company had been a stand-alone entity during the period presented, the expenses could have been materially different from the allocations disclosed above.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities in the financial statements and accompanying notes.  Actual results could differ from these estimates.

Basis of Consolidation

The consolidated financial statements include the accounts of Applied Biotech, Inc. and its wholly-owned subsidiary, Forefront Diagnostic, Inc.  All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

The majority of the Company’s revenues are derived from product sales. The Company follows Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition, which sets forth provisions for revenue recognition and acceptance and delivery criteria, among other items, and recognizes revenue when title has passed to the customer, less a reserve for estimated product returns and allowances.

To a lesser extent, the Company’s revenues are derived from research and development agreements with third-parties.  Revenue from research and development agreements are recognized as earned over the period of such arrangements.

Research and Development	All research and development costs are expensed as incurred.

Fair Value of Financial Instruments	The carrying value of the Company’s financial instruments, which include accounts receivable, accounts payable and accrued expenses approximate their fair values at June 30, 2003.

Cash and Cash Equivalents	The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories	Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment	Property and equipment is recorded at cost. Depreciation and amortization expense is computed using the straight-line method over the following estimated useful lives:

	Category	Years

	Machinery and equipment	3-8 years
	Leasehold improvements	Lesser of lease term or useful life
	Vehicle	5 years

Goodwill and Other Intangible Assets

The Company historically amortized goodwill generated from acquisitions prior to June 30, 2001 over the estimated useful life of such goodwill.  On October 1, 2001, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets,” and accordingly, stopped amortizing goodwill and other intangible assets with indefinite lives that were acquired prior to June 30, 2001.  For goodwill acquired subsequent to June 30, 2001, the provisions of SFAS No. 142 were effective immediately.  See Note 5 for further discussion.

Impairment of Long-Lived and Intangible Assets

On October 1, 2002, the Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  The Company examines on a periodic basis the carrying value of its long-lived and intangible assets to determine whether there are any impairment losses.  If indicators of impairment are present in long-lived and intangible assets used in operations and undiscounted future cash flows were not expected to be sufficient to recover the assets’ carrying amount, an impairment loss would be charged to expense in the period the impairment is identified based on the fair value of the asset.  There was an impairment charge in 2003, see Note 5.

Income Taxes

For the periods presented, the Company was not a separate taxable entity for federal, state or local income tax purposes and its operating results are included in Apogent’s tax returns.  The Company calculates its income taxes under the separate return method and recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements.  This method measures deferred income taxes by applying the enacted statutory tax rates applicable to future years to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements.  Net deferred tax assets are reduced, if necessary, by a valuation allowance for any tax benefits that are not expected to be realized.

Concentrations of Credit Risk

The Company had no revenues greater than 10% of the total revenue recognized from any one customer for the nine months ended June 30, 2003, but had significant accounts receivable balances as of June 30, 2003 for the following customer:

June 30, 2003	Revenue	Accounts Receivable

Customer A	*	10.5%

*Balance is less than 10% of the total balance.

Stock Compensation Plans

Apogent has stock option plans under which the ABI employees have been granted options to purchase Apogent common stock.  Options are granted at not less than fair market value at the grant date.  The options have a ten-year term and become exercisable in accordance with a vesting schedule determined by the Board of Directors.

SFAS No. 123, “Accounting for Stock-Based Compensation,” defines a “fair value method” of accounting for employee stock options.  It also allows accounting for such options under the “intrinsic value method” in accordance with APB No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), and related interpretations.  If a company elects to use the intrinsic value method, then pro forma disclosures of earnings are required as if the fair value method of accounting was applied.

Management has elected to account for its stock options under the intrinsic value method as outlined in APB No. 25.  The fair value method requires use of option valuation models, such as the Black-Scholes option valuation model, to value employee stock options, upon which a compensation expense is based.  Under the intrinsic value method, compensation expense is only recognized if the exercise price of the employee stock option is less than the market price of the underlying stock on the date of grant.

The fair value for employee stock options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for the nine months ended June 30, 2003.

	Nine months ended June 30,	2003

	Risk-free interest rate	3.34%
	Volatility factor	60%
	Weighted average expected life (in years)	9.35
	Weighted average fair value of Apogent options granted during the year	$5.77

For the purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period.  The pro forma information is based on the options granted to employees of ABI during the periods of grant.  The pro forma information is not necessarily indicative of what the pro forma net loss would have been had the Company been a separate, stand-alone entity during the periods presented, or what the activity may look like in the future.

	Nine months ended June 30,	2003

	Net loss as reported	$(52,902,560)
	Add: Stock-based employee compensation included in net loss, net of tax	—
	Deduct: Total stock-based employee compensation expense determined under the fair value based method, net of tax	(319,834)

	Pro forma net loss	$(53,222,394)

New Accounting Standards

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148.  This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition to SFAS No. 123’s fair value method of accounting for stock-based employee compensation.  SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, “Interim Financial Reporting,” to require expanded disclosure of the effects of a company’s accounting policy for stock-based employee compensation.  The statement does not require companies to account for employee stock options using the fair value method.  The adoption of SFAS No. 148 has no impact on the Company’s financial statements for the period ended June 30, 2003.

In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” which will significantly change current practice in the accounting for, and disclosure of, guarantees.  FIN No. 45 requires that a guarantor recognize, at the inception of certain types of guarantees, a liability of the obligation undertaken in issuing the guarantee at fair value.  The interpretation also requires significant new disclosures in the financial statements of the guarantor about its obligations under certain guarantees.  The Company is required to apply the disclosure provisions of FIN No. 45 in its financial statements as of December 31, 2002.  The accounting provisions of FIN No. 45 are applicable for guarantees issued or modified after December 31, 2002.  The disclosure requirements of FIN No. 45 did not have a material effect on the Company’s financial statements and the Company does not expect the accounting provisions of this interpretation to have a material impact on its financial position, results of operations or cash flows.

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN No. 46), “Consolidation of Variable Interest Entities – An Interpretation of ARB No. 51.”  The objective of Interpretation 46 is not to restrict the use of variable interest entities but to improve financial reporting by enterprises involved with variable interest entities. The Board believes that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in consolidated financial statements with those of the business enterprise.  This Interpretation is intended to achieve more consistent application of consolidation policies to variable interest entities and, thus, to improve comparability between enterprises engaged in similar activities even if some of those activities are conducted through variable interest entities.  This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003.  This interpretation did not have an impact on the Company during the period ended June 30, 2003.

On July 30, 2002, the FASB issued SFAS No. 146, “Accounting for the Costs Associated with Exit or Disposal Activities.”  This statement requires companies to recognize costs associated with exit or disposal activities only when liabilities for those costs are incurred rather than at the date of a commitment to an exit or disposal plan.  SFAS No. 146 also requires companies to initially measure liabilities for exit and disposal activities at their fair values.  SFAS No. 146 replaces Emerging Issues Task Force (“EITF”) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” and EITF No. 88-10, “Costs Associated with Lease Modification or Termination.”  The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002.  This statement did not have a material effect on the Company during the period ended June 30, 2003 (see Note 12).

In November 2002, the EITF reached consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.”  Revenue arrangements with multiple deliverables include arrangements which provide for the delivery or performance of multiple products, services and/or rights to use assets where performance may occur at different points in time or over different periods of time. The Company has entered into arrangements with certain customers to provide both research and development services as well as manufacturing and supply arrangements.  EITF Issue No. 00-21 is effective for the Company beginning July 1, 2003.  The Company has not completed the evaluation of the impact of this EITF.

3.	Inventories	Inventories on hand consisted of the following at June 30, 2003:

		June 30,	2003

		Raw materials	$3,439,114
		Work-in-process	1,280,533
		Finished goods	845,260

			$5,564,907

4.	Accrued Expenses	Accrued expenses consisted of the following at June 30, 2003:

		June 30,	2003

		Accrued payroll and benefits	$285,120
		Accrued restructuring	213,897
		Accrued legal	129,896
		Miscellaneous accruals	309,236

			$938,149

5.	Goodwill and Other Intangible Assets

On October 1, 2001, the Company adopted SFAS No.142, which addresses changes in the financial accounting and reporting for acquired goodwill and other intangible assets with indefinite lives.  As a result, the Company no longer records amortization of goodwill.  Upon adoption of SFAS No. 142, the Company determined that it had one reporting unit, clinical diagnostics.

SFAS No. 142 also provides specific guidance for determining and measuring impairment of goodwill and other intangible assets.  Upon adoption of SFAS No. 142 on October 1, 2001, the Company recorded a goodwill impairment charge in its 2002 consolidated financial statements of $10,158,157.  There was no impairment on the Company’s other intangible assets upon adoption of SFAS No. 142 on

October 1, 2001.  Based upon results of the Company’s annual impairment test on October 1, 2002, the Company recorded an impairment charge of $14,997,718 in the nine month period ended June 30, 2003.  Both of these charges represent the excess of the carrying value over the fair value of such asset.  The fair values were determined using a combination of the income approach and the market approach of valuing a business.  The income approach valued the business by discounting projected future cash flows and the market approach valued the security underlying the business by comparing it to those of similar businesses.  The most significant facts and circumstances that led to the conclusion of these impairments were (a) future cash flows from these product lines are expected to be reduced, (b) selling, general and administrative expenses relating to these product lines are forecasted to increase as a percentage of sales, and (c) the clinical diagnostics business is experiencing a larger percentage decline in revenues than most of the comparable businesses of other companies.

The Company’s initial goodwill impairment charge upon adoption of SFAS No. 142 was recorded in the first quarter of 2002 and was classified as a cumulative effect of an accounting change in the Company’s 2002 consolidated financial statements.

During the three months ended June 30, 2003, based upon the probable sale of the Company, the Company performed an additional assessment of its remaining goodwill and other intangible assets.  Based upon this analysis, the Company recorded additional impairment charges of $37,350,629 and $4,074,176 on its goodwill and other intangible assets respectively, (see Note 13).

Due to the independent appraisal performed on October 1, 2002 and the probable sale of the Company, as discussed above, the Company proceeded to also obtain an independent impairment review of the carrying value assigned to related trademarks, patents, licenses and core technology in accordance with SFAS No. 144.  During 2003, the results of the impairment review under SFAS No. 144 indicated an impairment of the carrying value of such intangible assets as the full carrying amount of these intangible assets was not expected to be recoverable and exceeded their fair value.  The carrying amount of these intangible assets was not recoverable because it exceeded the sum of the undiscounted cash flows expected to result from the use and eventual disposition of these assets.  The fair value of these intangible assets was determined using a combination of the discounted cash flow approach and the relief from royalty approach, the latter of which valued the trademarks as if they were licensed from a third party.  Based on these results, the Company recorded an impairment charge of $4,074,176 during 2003, which is included in operating expenses in the accompanying statement of operations.  The remaining carrying value of these intangible assets was $11,738,835 at June 30, 2003, which is being amortized over the average remaining useful life of the intangible asset of 16-20 years.

The following is a summary of goodwill and other intangible assets as of June 30, 2003:

	Remaining Useful Lives (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Amortized intangible assets:
Core technology and patents	12-17	$15,088,221	$6,854,801	$8,233,420
Non-compete	3	3,322,000	2,611,057	710,943
License agreements	3	7,768,182	5,455,544	2,312,638
Trademarks	18	969,000	487,166	481,834

		$27,147,403	$15,408,568	$11,738,835

Unamortized intangible assets:
Goodwill		$—	$—	$—

Amortization expense of intangible assets, which amounted to $1,844,904 in 2003, is included in general and administrative expenses in the accompanying consolidated statement of operations.  The following is a summary of estimated aggregate amortization expense of intangible assets for each of the five succeeding fiscal years and thereafter as of June 30, 2003:

		Period ending June 30,	Amount

		2004	$2,151,000
		2005	2,151,000
		2006	1,994,000
		2007	928,000
		2008	903,000
		Thereafter	3,612,000

			$11,739,000

6.	Provision (Benefit) for Income Taxes	The benefit for income taxes is as follows:

		Nine months ended June 30,	2003

		Current tax provision:
		U.S. Federal	$—
		State and local	—

		Total current	—

		Deferred tax benefit:
		U.S. Federal	(4,800,700)
		State and local	(816,315)

		Total deferred	(5,617,015)

		Total benefit	$(5,617,015)

The tax effects of temporary differences that give rise to the Company’s net deferred tax liability are below:

June 30,	2003

Current deferred tax assets:
Allowance for doubtful accounts	$958,081
Inventory reserves and related items	780,619

Total current deferred tax asset	1,738,700

Noncurrent deferred tax assets (liabilities):
Property, plant and equipment	(750,008)
Intangibles	1,636,533
Intangibles	(3,627,834)
Net operating loss carryforwards	135,926
Other	141,601

Total noncurrent deferred tax liabilities, net	(2,463,782)

Valuation allowance	—

Net deferred tax liability	$(725,082)

Through June 30, 2003, the Company was included in the Federal and certain state consolidated tax filings with Apogent.  The tax provisions and deferred tax assets and liabilities of the Company were calculated as if ABI was a separate entity.

At June 30 2003, ABI has no net operating loss carryforwards for Federal tax purposes.  The Company has concluded that, based on expected future results and the future reversals of existing taxable temporary differences, there is reasonable assurance that the entire tax benefits will be utilized.  Accordingly, no valuation allowance has been established.

Income tax benefit in the Company’s consolidated financial statements has been calculated on a separate tax return basis.  The following table presents the principal reasons for the difference between the effective tax rate and the U.S. federal statutory income tax rate:

		June 30,	2003

		U.S. federal statutory income tax rate (benefit)	(34.0)%
		State and local income taxes, net of federal income tax effect	(1.5)%
		Goodwill impairment	25.9%

		Effective income tax rate (benefit)	(9.6)%

7.	Commitments and Contingencies

	Leases

In August 1998, the Company entered into a five year lease for laboratory, warehouse and office space located in San Diego.  The lease term ended on July 31, 2003, but was extended by the Company until November 30, 2004.  For the nine months ended June 30, 2003, the total rent expense related to this space was approximately $330,000.

The Company also utilizes certain warehouse space under the terms of separate leases expiring through 2004.  For the nine months ended June 30, 2003, the total rent expense related to these warehouses was approximately $279,000.

The Company also leases certain office equipment under operating leases which expire through 2004.  For the nine months ended June 30, 2003 the total rent expense related to these leases was approximately $29,000.

		The approximate future minimum lease payments under these leases are as follows:

		Years ending June 30,	Amount

		2004	$871,429
		2005	441,353

			$1,312,782

Litigation

The Company is subject to various claims from taxing authorities, lawsuits and other complaints arising in the ordinary course of business.  The Company records provisions for losses when the claim becomes probable and the amount due is estimatable.  Although the outcome of these legal matters cannot be determined, it is the opinion of management that the final resolution of these matters will not have a material adverse effect on the Company’s financial condition, operations or liquidity.

Risks and Uncertainties

The Company has little history operating as an independent company, and it may be unable to make the changes necessary to operate as a stand-alone business, or it may incur greater costs as a stand-alone company that may cause its profitability to decline.  Prior to the acquisition by Inverness, the Company’s business was operated by Apogent as a segment of its broader corporate organization rather than as a separate stand-alone company (see Note 13).  Apogent assisted the Company by providing financing, as well as providing corporate functions such as legal and tax functions.  Following the acquisition, Apogent has no obligation to provide assistance to the Company other than the interim and transitional services.

Royalty Commitment

The Company is obligated to pay royalties at the rate of 4.0% to 8.0% of sales of certain products containing intellectual property licensed by the Company from various third parties.  The balance of the maximum contingent royalty as of June 30, 2003 was $2,828,575.  During the nine months ended June 30, 2003, the Company was audited, in accordance with an existing license agreement between the Company and a third party licensor.  The licensor reviewed royalty payments paid by the Company during the period from January 1, 1999 through December 31, 2002.  As a result of this audit, the Company was demanded by the licensor to pay an additional $2,573,955 in unpaid royalties.  The Company is defending this claim vigorously, but accrued for this amount in its entirety at June 30, 2003.  During the nine months ended June 30, 2003, the Company paid approximately $643,000 in royalties.

9.	Retirement Plan

The Company’s qualified employees participate in the Apogent Savings and Thrift Plan, covering substantially all Apogent U.S. employees.  The plan permits employees to make tax-deferred contributions up to the maximum limits allowed by Internal Revenue Code Section 401(k), with the Company matching a portion of the employee’s contribution under a formula approved annually by the Board of Directors.  The Company contributed approximately $88,000 to the plan for the period ended June 30, 2003.

10.	Related-Party Transactions

The accompanying balance sheet includes net advances to and from the Company to its parent and affiliates for cash and other cross charge activities related to shared legal, insurance, IT and other operational services.  During the nine month period ended June 30, 2003, the Company had approximately $613,000 in gross sales to its affiliates, representing approximately 3% of total sales.  Purchases from the Company’s affiliates were not material to the Company’s statement of operations for the period ended June 30, 2003.

11.	Operating Segments

Under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision making group is composed of the chief executive officer and members of senior management. The Company operates in one segment, the Consumer and Professional Diagnostic Products.

12.	Restructuring Charge

During the nine months ended June 30, 2003, in accordance with SFAS No. 146, “Accounting for the Costs Associated with Exit or Disposal Activities,” the Company recorded a restructuring charge of $851,868. The Company recognized this charge in the period in which (a) management having the appropriate level of authority to involuntarily terminate employees approved and committed the Company to a plan of termination and established the benefits that current employees will receive upon termination, (b) the benefit arrangement was communicated to employees and the communication of the benefit arrangement included sufficient detail to enable employees to determine the type and amount of benefits they will receive if they are terminated, (c) the plan of termination specifically identified the number of employees to be terminated, their job classifications or functions, and their locations and (d) the plan of termination indicated that significant changes to the plan of termination are not likely.

		The significant components of the restructuring charge are as follows:

		June 30,	2003

		Employee termination costs	$851,868

			$851,868

The employee termination costs relate to approximately 24 employees and officers of the Company terminated following the implementation of a cost savings plan.  The Company’s remaining accrual for these severance costs of $213,897 at June 30, 2003 is expected by the Company to be repaid in full by January 2004.

13.	Subsequent Events

On August 27, 2003, Inverness Medical Innovations, Inc. (“Inverness”) acquired all of the Company’s stock from Erie Scientific, a wholly-owned subsidiary of Apogent.  In the transaction, Inverness Medical Innovations, Inc. also acquired the Company’s wholly-owned subsidiary, Forefront Diagnostics, Inc.  In exchange for all stock in the Company, Inverness agreed to pay Apogent 692,506 shares of Inverness common stock and $13,400,000 in cash.